                                                                    EXHIBIT 4.1


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES, OR "BLUE SKY," LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS."

                            FORM OF CONVERTIBLE NOTE

$[_____]                                                          March 5, 2003


         FOR VALUE RECEIVED, Indus International, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of [_____] (the "Holder") at the address of the Holder indicated on the signature page(s) hereto, or at such other place as the Holder may designate in writing to the undersigned, in lawful money of the United States of America, and in immediately available funds, the principal amount of [_____] Dollars ($[_____]) (the "Principal Amount"), together with interest on the principal balance hereof as hereinafter set forth. This Note is one of the "Notes" issued pursuant to the Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented, the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

         1. Payment Terms. Until paid in full, interest on the principal balance of this Convertible Note (this "Note") from time to time outstanding shall accrue from the date hereof at a rate per annum of eight percent (8.0%). Interest shall be payable quarterly in arrears on each three month anniversary of the date hereof, beginning three months from the date hereof. Interest shall be computed on the basis of a three hundred and sixty-five day year and shall be paid for the actual number of days on which principal is outstanding. In any event, the entire outstanding principal balance of this Note, together with any accrued interest and other charges as may be due hereunder, shall be paid on December 5, 2003 (the "Maturity Date").

         In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently paid by the undersigned or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the undersigned shall notify the Holder in writing that the undersigned elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the undersigned not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the undersigned under the applicable law.

         2. Solicitation of Stockholder Approval; Conversion. The Company will use its commercially reasonable efforts to file as promptly as practicable, but in no event later than thirty (30) days from the date hereof, a Proxy Statement with the Securities and Exchange Commission to solicit the approval of the Company's stockholders (the "Stockholder Approval") to the issuance of the shares of the Company's common stock, which are issuable upon conversion of this Note (the "Conversion


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
Shares"). Upon receipt of the Stockholder Approval (such date, the "Conversion Date"), this Note will automatically and immediately convert into whole Conversion Shares at a price equal to $1.50 per share, subject to adjustment pursuant to Section 6 hereof (as it may be so adjusted, the "Conversion Price"). Any and all accrued interest on the Note will also be paid to the Holder in whole Conversion Shares. The amount of accrued interest to be paid in Conversion Shares will be based upon the Principal Amount of this Note.

         At the Conversion Date, or as promptly as practicable thereafter, the Company shall issue and deliver to the Holder (or such other person as directed by the Holder) a certificate or certificates for the full number of shares of Conversion Shares to which the Holder is entitled. The Company will not issue any fractional interests in Conversion Shares, and the Company will pay to the Holder is cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional interests. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date. At the Conversion Date, this Note shall evidence the Holder's right to receive the Conversion Shares to which the Holder is entitled.

         3. Prepayment. This Note shall not be subject to prepayment unless the Stockholder Approval is not obtained by the Company by the Expiration Date, whereafter the outstanding principal balance of this Note, and accrued interest thereon, may be prepaid in whole or in part at any time without premium or penalty and without the prepayment of unearned interest.

         4. Costs; Waivers. The Company agrees to pay all costs (including reasonable attorney's fees, expenses and disbursements) of Holder in connection with the collection and/or enforcement of this Note. The Company hereby forever waives demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note. No delay or omission on the part of Holder in exercising any rights hereunder shall operate as a waiver of such rights or any other rights of Holder, nor shall any delay, omission or waiver on one occasion be deemed a bar to or waiver of the same or any other right on future occasions.

         5. Change of Control. If at any time after the date of issuance of this Note and prior to the Maturity Date, the Company shall undergo a Change of Control (as defined below), then the holder hereof shall have the option to accelerate the Maturity Date to the date of the consummation of such Change of Control and demand payment of all outstanding principal and unpaid accrued interest on this Note in full in lawful money of the United States of America payable at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company. A "Change of Control" shall be deemed to have occurred at the time that the holders, as of the date hereof, of the Company's outstanding capital stock, assuming for purposes hereof that all of the Shares are issued and outstanding as of such date, no longer retain stock or other equity interests representing a majority of the voting power of the Company.

         6. Event of Default. The Company agrees that: (i) upon the failure to pay when due the principal balance and accrued interest hereunder;
(ii) if the Company (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors, or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets; (iii) upon the commencement against the Company of any involuntary proceeding of the kind described in paragraph (ii); or (iv) upon the acceleration of any other indebtedness of the Company for borrowed money in excess of $250,000 (any of (i) through (iv), an "Event of Default"), all unpaid principal and accrued interest under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind. Upon the occurrence and continuance of an Event of Default, the Holder shall have all the rights and remedies under the Uniform Commercial Code of the State of Delaware.

         7.       Adjustments.

         (a) Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the Common Stock or subdivides the Common Stock in a transaction that increases the amount of Common Stock into which this Note may be converted, or if the Company combines the Common Stock in a transaction that decreases the amount of Common Stock into which this Note may be converted, then upon any subsequent conversion of this Note, for each share acquired, Holder shall receive the total number and kind of securities to which the Holder would have been entitled had the Holder owned the Common Stock on the record date for the dividend, subdivision or combination. If the outstanding Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of Common Stock, the Conversion Price shall be proportionately increased. If the outstanding Common Stock are divided into a greater number of Common Stock, the Conversion Price shall be proportionately decreased.

         (b) Reclassification, Exchange or Substitution. In case of any reclassification or change of securities of the class issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend referred to above), or, subject to Section 5 hereof, in case of any merger of the Company with or into another entity (other than a merger with another entity in which the Company is the acquiring and the surviving entity and which does not result in any reclassification or change of outstanding securities issuable upon conversion of this Note), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the Holder a new Note, so that the Holder shall have the right to receive upon conversion of this Note, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a the Holder of the number of Common Stock that would otherwise have been deliverable upon the conversion of this
Note if such Note had been converted in full immediately prior to such event.

         (c) No Adjustment for Exercise of Certain Options, Warrants, Etc. The provisions of this Section 7 shall not apply to any Common Stock issued or issuable: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants, suppliers, vendors or directors of the Company or its subsidiaries (provided, that such issuances shall not exceed 5% of the Company's outstanding equity, and, to the extent that such issuances do exceed 5% of the Company's outstanding equity, the adjustment provisions of this Section 7 shall apply only to those issuances in excess thereof), or (ii) pursuant to options, warrants and conversion rights in existence on the date of issuance hereof.

         (d) Adjustment is Cumulative. The provisions of this Section 7 shall similarly apply to successive stock dividends, stock splits or combinations, reclassifications, exchanges, substitutions or other events.


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
         8. Governing Law. This Note shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict or choice of law principles thereof.

         9. Binding Effect. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         10. No Recourse Against Others. No director, officer, employee, consultant, advisor or stockholder of the Company or any affiliate of the Company, as such, shall have any liability for any obligations, including, without limitation, indebtedness, of the Company under this Note or for any claim based on, in respect of, or by reason of, such obligations or their creation. Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

         11. Amendment. None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed by the holder and the Company expressly referring to this Note and setting forth the provision so excluded, modified or amended.

         12. Prohibition on Transfer. This Note or any portion thereof may not be sold, mortgaged, pledged, hypothecated, assigned or otherwise transferred without the prior express written consent of the Company, not to be unreasonably withheld, other than to Affiliates of the Holder.

         13. Pari Passu Indebtedness. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes.


                                    THE COMPANY:

                                    INDUS INTERNATIONAL, INC.,


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                               SCHEDULE OF HOLDERS

         On March 5, 2003, Indus International, Inc. executed convertible notes in the form filed herewith in favor of each of the Holders listed below and in the principal amounts set forth beside such Holder.



Holder of Convertible Note                                                                    Principal Amount
--------------------------                                                                    ----------------
Warburg, Pincus Investors, L.P...................................................                 $4,891,001
Amaranth L.L.C...................................................................                 $3,000,000
SAS Trust I U/A/D 7/30/93........................................................                    $50,000
F.S. Nathan & M.S. Insel Ttees FBO Frederic S. Nathan, et al U/ART 3rd - B - U/W
     Mabel U. Nathan 12/3/92.....................................................                    $50,000
Straus-Gept Partners, LP.........................................................                    $90,000
Straus-Spelman Partners, LP......................................................                    $15,000
BayStar Capital II, LP...........................................................                   $900,000
BayStar International II Ltd.....................................................                   $100,000
DMG Legacy Fund LLC..............................................................                   $100,000
Madison Family Trust.............................................................                    $50,000
Andrea Madison...................................................................                    $50,000
DMG Legacy International Ltd.....................................................                   $970,000
DMG Legacy Institutional Fund LLC................................................                   $930,000
SF Capital Partners Ltd..........................................................                 $1,000,000
Straus Partners LP...............................................................                   $145,000
Cranshire Capital, LP............................................................                   $750,000
Charles A. DeBare................................................................                    $50,000
Mary A. DeBare...................................................................                    $50,000
Crestview Capital Fund I, LP.....................................................                   $250,000
Crestview Capital Fund II, LP....................................................                   $250,000
Omicron Master Trust.............................................................                   $250,000
Stanley Cohen....................................................................                    $75,000
P.A.W. Long Term Partners, LP....................................................                   $500,000